Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In Re:	Chapter 11 Case No.

Northwest Airlines Corporation, et. al.	05-17930 (ALG)

Debtors	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM FEBRUARY 1, 2006 TO FEBRUARY 28, 2006

DEBTOR’S ADDRESS:	NORTHWEST AIRLINES CORPORATION
2700 LONE OAK PARKWAY
EAGAN, MN 55121-1534

DEBTOR’S ATTORNEY:	CADWALADER, WICKERSHAM & TAFT LLP
ONE WORLD FINANCIAL CENTER
NEW YORK, NY 10281

(in thousands)
CONSOLIDATED MONTHLY DISBURSEMENTS:	$1,049,941

CONSOLIDATED MONTHLY OPERATING PROFIT (LOSS):	$(29,805)

REPORT PREPARER:	NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION)

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: March 28, 2006	/s/ Anna M. Schaefer
Anna M. Schaefer
Vice President - Finance and Chief Accounting Officer
(principal accounting officer)
2700 Lone Oak Parkway
Eagan, Minnesota 55121-1534
(612) 726-2111

Indicate if this is an amended statement by checking here:    AMENDED STATEMENT  ________

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended February 28, 2006

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions)

Operating Revenues
Passenger	$612
Regional carrier revenues	104
Cargo	66
Other	107
Total operating revenues	889

Operating Expenses
Salaries, wages and benefits	215
Aircraft fuel and taxes	238
Selling and marketing	63
Aircraft maintenance materials and repairs	53
Other rentals and landing fees	46
Depreciation and amortization	46
Aircraft rentals	22
Regional carrier expenses	114
Other	122
Total operating expenses	919

Operating Income (Loss)	(30)

Other Income (Expense)
Interest expense, net	(42)
Investment income	7
Reorganization items, net	(431)
Other, net	—
Total other income (expense)	(466)

Income (Loss) Before Income Taxes	(496)

Income tax expense (benefit)	—

Net Income (Loss)	$(496)

The accompanying notes are an integral part of these unaudited consolidated financial statements.  The above financial statement includes the operating results of certain non-debtor entities.  Please see consolidating financials in Schedules 1-3.

Northwest Airlines Corporation

(Debtor-in-Possession)

as of February 28, 2006

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)
Assets

Current Assets
Cash and cash equivalents	$769
Unrestricted short-term investments	581
Restricted cash, cash equivalents and short-term investments	591
Accounts receivable, net	667
Flight equipment spare parts, net	135
Prepaid expenses and other	395
Total current assets	3,138

Property and Equipment
Flight equipment, net	7,467
Other property and equipment, net	745
Total property and equipment	8,212

Flight Equipment Under Capital Leases, net	35

Other Assets
Intangible pension asset	363
International routes	634
Investments in affiliated companies	42
Other	860
Total other assets	1,899
Total Assets	$13,284

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Air traffic liability	$1,853
Accounts payable and other liabilities	1,214
Current maturities of long-term debt and capital lease obligations	97
Total current liabilities	3,164

Long-Term Debt	1,424

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	339
Other	117
Total deferred credits and other liabilities	456

Liabilities Subject to Compromise	14,463

Preferred Redeemable Stock Subject to Compromise	279

Common Stockholders' Equity (Deficit)
Common stock	1
Additional paid-in capital	1,501
Accumulated deficit	(5,426)
Accumulated other comprehensive income (loss)	(1,565)
Treasury stock	(1,013)
Total common stockholders' equity (deficit)	(6,502)
Total Liabilities and Stockholders' Equity (Deficit)	$13,284

The accompanying notes are an integral part of these unaudited consolidated financial statements.  The above financial statement includes the operating results of certain non-debtor entities.  Please see consolidating financials in Schedules 1-3.

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended February 28, 2006

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)
Cash Flows from Operating Activities
Net income (loss)	$(496)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	46
Pension and other postretirement benefit contributions less than expense	29
Changes in certain assets and liabilities	39
Reorganization items	431
Other, net	21
Net cash provided by (used in) operating activities	70

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	(4)

Cash Flows from Investing Activities
Capital expenditures	(85)
Proceeds from sales of short-term investments	(16)
Decrease (increase) in restricted cash, cash equivalents and short-term investments	(37)
Other, net	(1)
Net cash provided by (used in) investing activities	(139)

Cash Flows from Financing Activities
Proceeds from long-term debt	72
Payments of long-term debt and capital lease obligations	(51)
Net cash provided by (used in) financing activities	21

Increase (Decrease) in Cash and Cash Equivalents	(52)

Cash and cash equivalents at beginning of period	821
Cash and cash equivalents at end of period	$769

Cash and cash equivalents and unrestricted short-term investments at end of period	$1,350

Supplemental Cash Flow Information:
Interest paid	$48

Investing and Financing Activities Not Affecting Cash:
Manufacturer financing of aircraft, aircraft pre-delivery deposits and other non-cash transactions	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements. The above financial statement includes the operating results of certain non-debtor entities. Please see consolidating financials in Schedules 1-3.

Northwest Airlines Corporation

(Debtor-in-Possession)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The condensed consolidated financial statements of Northwest Airlines Corporation (“NWA Corp.”), a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. (“Northwest”), include the accounts of NWA Corp. and all consolidated subsidiaries (collectively, the “Company”). The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes included in the Company’s audited consolidated financial statements, which are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Company’s accounting and reporting policies are summarized in “Note 2 – Summary of Significant Accounting Policies” in the Annual Report on Form 10-K for 2005.

As discussed in Note 2, on September 14, 2005 (the “Petition Date”), NWA Corp. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)”. Accordingly, the accompanying condensed consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business. In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

The Company maintains a Web site at http://www.nwa.com. Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, all amendments to those reports and other information about the Company are available free of charge through this Web site at http://ir.nwa.com as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC. For information or questions concerning the Company’s Chapter 11 restructuring see: http://www.nwa-restructuring.com.

In the opinion of management, the interim financial statements reflect adjustments, consisting of normal recurring accruals, unless otherwise noted, which are necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods indicated.

The Company’s results of operations for interim periods are not necessarily indicative of the results for an entire year due to seasonal factors as well as competitive and general economic conditions. The Company’s second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating in the global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation and other factors discussed herein. Additional information with respect to these factors and these and other events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements deal with the Company’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from the Company’s expectations. All subsequent written or oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the factors described above.

Note 2 – Voluntary Reorganization Under Chapter 11

On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)”. The consolidated financial statements shown herein include certain subsidiaries that did not file to reorganize under Chapter 11. The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

In order to exit Chapter 11 successfully, the Company must propose, and obtain confirmation by the Bankruptcy Court of, a plan of reorganization that satisfies the requirements of the Bankruptcy Code. A plan of reorganization would resolve, among other things, the Debtors’ pre-petition obligations and set forth the revised capital structure of the newly reorganized entity. The Debtors have the exclusive right for 120 days from the Petition Date to file a plan of reorganization and, if they do so, 60 additional days to obtain necessary acceptance of the plan. On January 10, 2006, pursuant to Section 1121(d) of the Bankruptcy Code, the Bankruptcy Court approved a motion filed by the Debtors to extend the deadline of the Debtors’ exclusive right to file a plan of reorganization and the deadline to obtain necessary acceptance of the plan to July 13, 2006 and September 12, 2006, respectively.

The Company intends to use the provisions of Chapter 11 to reorganize its business in order to return to profitability on a sustained basis. The Chapter 11 process will allow the Company to realize three major elements essential to its transformation including:

•      Resizing and optimization of the Company’s fleet to better serve Northwest’s markets;

•      Realizing a competitive cost structure, including $2.2 billion in annual reductions in both labor and non-labor costs, $1.7 billion of which is incremental to year-end 2005 results;

•      Restructuring and recapitalization of the Company’s balance sheet, including a targeted reduction in debt and lease obligations of approximately $4.2 - $4.4 billion, providing debt and equity levels consistent with long-term profitability.

The Company has taken a number of actions necessary to achieve these objectives. These actions are outlined below and in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Chapter 11 Proceedings” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, any business plan that forms the basis for a plan of reorganization will have to produce sufficient returns to permit the Company to have adequate access to the capital markets. Any plan will likely require profit improvements and/or cost reductions beyond those elements identified above. The Company will continue to refine its Chapter 11 related goals and objectives in response to market conditions.

As required by the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed on September 30, 2005, an official committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court concerning the reorganization. There can be no assurance that the Creditors’ Committee will support the Company’s positions, or plan of reorganization.

With the exception of the Company’s non-debtor subsidiaries, the Company continues to operate the business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. In general, as debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. In conjunction with the commencement of the Chapter 11 case, the Debtors sought and obtained several orders from the Bankruptcy Court that were intended to enable the Debtors to operate in the normal course of business during the Chapter 11 case. The most significant of these orders (i) authorize the Company to honor pre-petition obligations to customers, (ii) authorize the Company to honor obligations to employees for pre-petition employee salaries, wages, incentive compensation, and benefits and (iii) permit the Debtors to operate their consolidated cash management system during the Chapter 11 case in substantially the same manner as it was operated prior to the commencement of the Chapter 11 case.

The bankruptcy filing triggered defaults on substantially all the Company’s debt and lease obligations. Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of a debtor’s estate. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

The Debtors’ rights to possess and operate certain qualifying aircraft, aircraft engines and other aircraft-related equipment that are leased or subject to a security interest or conditional sale contract are governed by a particular provision of the Bankruptcy Code that limits the effect of the automatic stay. Section 1110 of the Bankruptcy Code (“Section 1110”) provides that unless the Debtors take certain action within 60 days after the Petition Date or such later date as is agreed by the applicable lessor, secured party, or conditional vendor, the contractual rights of such financier to take possession of such equipment and to enforce any of its other rights or remedies under the applicable agreement are not limited or otherwise affected by the automatic stay or any other provision of the Bankruptcy Code.

The Section 1110 deadline for the Debtors was November 14, 2005.  The Debtor has targeted to restructure approximately 50% of its fleet count and is currently on track to realize a projected reduction of approximately $2.6 billion in balance sheet debt and present value of operating lease payments related to these assets.  Agreements are in place or have been tentatively reached for the majority of the targeted savings; manufacturer agreements have also been reached with certain aircraft, aircraft engine, and aircraft-related equipment manufacturers.  The Company is currently in negotiations with the other parties.

The Debtors’ balance sheet debt as of December 31, 2005 included $1.7 billion in unsecured pre-petition debt obligations.  These obligations are reflected in the Debtors’ liabilities subject to compromise.  See “Item 8. Consolidated Financial Statements and Supplementary Data, Note 6 – Liabilities Subject to Compromise” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for additional information.

Under Section 365 of the Bankruptcy Code, debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including leases of real property, aircraft and aircraft engines, subject to the approval of the Bankruptcy Court and other conditions.  In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question.  Subject to certain exceptions, this rejection relieves debtors of performing their future obligations under that lease or contract but entitles the lessor or contract counterparty to a pre-petition general unsecured claim for damages caused by the deemed breach.  Due to the uncertain nature of many of the potential rejection and abandonment related claims, the Company is unable to project the magnitude of these claims with any degree of certainty at this time.

The Bankruptcy Code provides special treatment for collective bargaining agreements (“CBAs”).  In particular, Section 1113(c) of the Bankruptcy Code permits the Company to move to reject its CBAs if the Company first satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court’s approval of the rejection.  After bargaining in good faith and sharing relevant information with its unions, a debtor must make proposals to modify its existing CBAs based on the most complete and reliable information available at the time.  The proposed modifications must be necessary to permit the reorganization of a debtor and must provide that all the affected parties are treated fairly and equitably.  Ultimately, rejection of the CBAs is appropriate if the unions refuse to agree to a debtor’s necessary proposal “without good cause” and the Bankruptcy Court determines that the balance of the equities favors rejection.  The Company has commenced Section 1113(c) proceedings with three of its unions, and has completed the Section 1113(c) hearings with the Professional Flight Attendants Association (“PFAA”) and the Air Line Pilots Association (“ALPA”), although the judge has not yet ruled.

On January 13, 2006, the International Association of Machinists and Aerospace Workers (“IAM”), which represents the Company’s ground employees, agreed to submit the Company’s contract settlement proposal to its members for ratification.  As a result of the IAM’s agreement, the Company did not begin the Section 1113(c) hearing related to the IAM collective bargaining agreements.  On March 7, 2006, the IAM announced that the contract proposal, covering the Company’s customer service and reservations employees, was ratified by a majority of its members.  However, the Company’s contract proposal was not ratified by the IAM-represented equipment service employees (“ESEs”).  As a consequence of the ESE ratification vote results, the Company will request that the Bankruptcy Court proceed with the motion for a Section 1113(c) hearing related to the ESE members of the IAM.

On March 1, 2006, the Company reached a tentative consensual agreement on a new contract with its flight attendants represented by the PFAA.  The flight attendant agreement is subject to ratification by the Company’s PFAA-represented employees.  On March 3, 2006, the Company reached a tentative consensual agreement on a new contract with its pilots, represented by ALPA.  The pilot agreement is subject to approval by Northwest’s ALPA-represented employees.  Currently, all of the tentative agreements, and the IAM contract proposal, are conditioned on the other agreements becoming effective or on the Company’s obtaining the contemplated savings through implementation of new contract terms.

In November 2005, the Company obtained interim wage reductions either consensually or through Section 1113(e), which will remain in place until the resolution of the Section 1113(c) process.

The Company has also commenced proceedings under Section 1114 of the Bankruptcy Code in conjunction with its Section 1113(c) hearings pursuant to which the Company is seeking reductions in the costs it incurs to provide medical benefits to retirees.

On October 28, 2005, the Bankruptcy Court entered an order that restricts the trading of the common stock and debt interests in the Company.  The purpose of the order is to ensure that the Company does not lose the benefit of its net operating loss carryforwards (“NOLs”) for tax purposes.  Under federal and state income tax law, NOLs can be used to offset future taxable income, and thus are a valuable asset of the Debtors’ estate.  Certain trading in the Company’s stock (or debt when the Company is in bankruptcy) could adversely affect the Company’s ability to use the NOLs.  Thus, the Company obtained an order that enables it to closely monitor certain transfers of stock and claims and restrict those transfers that may compromise the Company’s ability to use its NOLs.

The Company’s common stock ceased trading on the NASDAQ stock market on September 26, 2005 and now trades in the “over-the-counter” market under the symbol NWACQ.PK.  However, the Company currently believes that no value will be ascribed to the Company’s outstanding common stock, preferred redeemable stock, or other equity securities in any plan of reorganization.

The New York Stock Exchange advised the Company on September 15, 2005 that trading in Northwest’s 10.5% Class D Pass Through Certificates, Series 2003-1 due April 1, 2009, ticker symbol NWB RP09, as well as the 9.5% Senior Quarterly Interest Bonds due August 15, 2039 (QUIBS), ticker symbol NWB, was suspended.  The QUIBS can still be traded on the “over-the-counter” market under the symbol NWBBQ.PK; however, the Company is no longer accruing or paying interest.

Note 3 – Reorganization Related Items

The condensed consolidated financial statements have been prepared in accordance with SOP 90-7 and on a going concern basis that contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

Reorganization items recorded during the month ended February 28, 2006 consisted largely of charges related to the restructuring of aircraft leases and debt, and charges for professional fees.  Restructured aircraft lease/debt charges are primarily non-cash costs that include the estimated claims resulting from the Company’s renegotiation of certain aircraft obligations.  These claims remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, the determination as to the value of any collateral securing claims, proofs of claim or other events.  The charges for professional fees include only those professional fees related to the bankruptcy process.

The following table shows the post-petition reorganization related expenses (income) the Company has recognized:

(in millions)	Month ended February 28, 2006
Restructured aircraft lease/debt charges	$400
Aircraft rejection charges	25
Professional fees	7
Other	(1)
Total reorganization expenses, net	$431

Note 4 – Liabilities Subject to Compromise

Liabilities subject to compromise refers to both secured and unsecured obligations that will be accounted for under a plan of reorganization, including claims incurred prior to the Petition Date.  They represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

The Debtors have endeavored to notify all of their known or potential creditors whose claims are subject to the Chapter 11 cases.  Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the time of filing on September 14, 2005.  The deadline for creditors to file proofs of claim with the Bankruptcy Court (the “Bar Date”) has not yet been determined.  A proof of claim arising from the rejection of an executory contract or an expired lease must be filed by the later of the Bar Date or thirty days from the effective date of the authorized rejection.

Differences between liability amounts the Company has estimated and future claims to be filed by its creditors will be examined by the Bankruptcy Court, which will make a final determination of the allowable claims.  The determination of how these liabilities will ultimately be treated will not be known until the Bankruptcy Court approves a plan of reorganization and the claims resolution process is complete, which may occur well after confirmation of a plan of reorganization.  The Company will continue to evaluate the amounts of these liabilities through the remainder of the Chapter 11 process.  To the extent that the Company identifies additional amounts subject to compromise, they will be recognized accordingly.  As a result, the amounts of liabilities subject to compromise are subject to change.

Subsequent to its Chapter 11 filing, the Company recorded post-petition interest expense on pre-petition obligations only to the extent it believes the interest will be paid during the bankruptcy proceeding or that it is probable that the interest will be an allowed claim.  Had the Company recorded interest expense based on its pre-petition contractual obligations, post-petition interest expense would have increased by $17.8 million during the month ended February 28, 2006.

At February 28, 2006, the Company had liabilities subject to compromise of $14.5 billion consisting of the following (in millions):

Debt, including accrued interest	$7,176
Pension, postretirement and other employee related expenses	3,910
Aircraft-related accruals and deferrals	2,171
Capital lease obligations, including accrued interest	264
Accounts payable and other liabilities	942
Total liabilities subject to compromise	$14,463

In addition to the $14.5 billion of liabilities subject to compromise itemized above, the Company’s $279 million of Preferred Redeemable Stock is also subject to compromise.  This preferred security is not presented as a liability on the Company’s Condensed Consolidated Balance Sheets due to its conversion features, as required by the provisions of SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Note 5 – Taxes and Insurance

All post-petition tax obligations have been fully paid to the proper taxing authorities when due for the current month.  Additionally, all insurance premiums have been fully paid to the proper insurance company or broker when due during the current month, and all insurance policies are in force as of February 28, 2006.

Northwest Airlines Corporation

(Debtor-in-Possession)

Detail of Disbursements By Filing Debtor Entity

for the month ended February 28, 2006

(Unaudited, in thousands)

Debtor Name	Case Number		Disbursement Total	Notes

NWA Fuel Services Corporation	05-17925 (alg	)	$20,691
Northwest Aerospace Training Corp.	05-17944 (alg	)	—
Northwest Airlines Holdings Corporation	05-17938 (alg	)	—
NWA Inc.	05-17940 (alg	)	3
Northwest Airlines, Inc.	05-17933 (alg	)	991,699	(1)
MLT Inc.	05-17948 (alg	)	37,548
Northwest Airlines Corporation	05-17930 (alg	)	—	(2)
NWA Retail Sales Inc.	05-17950 (alg	)	—	(2)
Montana Enterprises, Inc.	05-17952 (alg	)	—	(3)
NW Red Baron LLC	05-17953 (alg	)	—	(3)
Northwest Airlines Cargo, Inc.	05-17949 (alg	)	—	(3)
Aircraft Foreign Sales, Inc.	05-17955 (alg	)	—	(3)
NWA Worldclub, Inc.	05-17956 (alg	)	—	(3)
NWA Aircraft Finance, Inc.	05-19287 (alg	)	—	(2)(4)
	Total		$1,049,941

(1)   Excludes certain operating expenditures mainly at foreign stations and related primarily to customer travel.  In relation to the level of monthly disbursements, these are de minimis.  Inclusion of such amounts would not change the quarterly fee, as the amount excluding such activity for the associated debtor already exceeds the maximum threshold amount.

(2)   Company with irregular monthly disbursements.

(3)   Inactive company - no activity.

(4)   Company filed for bankruptcy on September 30, 2005.

Schedule 1

Northwest Airlines Corporation
(Debtor-in-Possession)
for the month ended February 28, 2006

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Operating Revenues
Passenger	$612	$—	$—	$612
Regional carrier revenues	104	—	—	104
Cargo	66	—	—	66
Other	90	41	(24)	107
Total operating revenues	872	41	(24)	889

Operating Expenses
Salaries, wages and benefits	208	7	—	215
Aircraft fuel and taxes	223	15	—	238
Selling and marketing	64	(1)	—	63
Aircraft maintenance materials and repairs	51	2	—	53
Other rentals and landing fees	45	2	(1)	46
Depreciation and amortization	44	2	—	46
Aircraft rentals	25	1	(4)	22
Regional carrier expenses	114	—	—	114
Other	132	9	(19)	122
Total operating expenses	906	37	(24)	919

Operating Income (Loss)	(34)	4	—	(30)

Other Income (Expense)
Interest expense, net	(40)	(5)	3	(42)
Investment income	9	1	(3)	7
Reorganization items, net	(431)	—	—	(431)
Other, net	—	(13)	13	—
Total other income (expense)	(462)	(17)	13	(466)

Income (Loss) Before Income Taxes	(496)	(13)	13	(496)

Income tax expense (benefit)	—	—	—	—

Net Income (Loss)	$(496)	$(13)	$13	$(496)

Schedule 2

Northwest Airlines Corporation

(Debtor-in-Possession)

as of February 28, 2006

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Assets

Current Assets
Cash and cash equivalents	$734	$35	$—	$769
Unrestricted short-term investments	581	—	—	581
Restricted cash, cash equivalents, and short-term investments	580	11	—	591
Accounts receivable, net	640	27	—	667
Flight equipment spare parts, net	135	—	—	135
Prepaid expenses and other	(73)	468	—	395
Total current assets	2,597	541	—	3,138

Property and Equipment
Flight equipment, net	7,172	295	—	7,467
Other property and equipment, net	722	23	—	745
Total property and equipment	7,894	318	—	8,212

Flight Equipment Under Capital Leases, net	26	9	—	35

Other Assets
Intangible pension asset	363	—	—	363
International routes	634	—	—	634
Investments in affiliated companies	525	—	(483)	42
Other	886	(26)	—	860
Total other assets	2,408	(26)	(483)	1,899
Total Assets	$12,925	$842	$(483)	$13,284

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,853	$—	$—	$1,853
Accounts payable and other liabilities	1,164	51	(1)	1,214
Current maturities of long-term debt and capital lease obligations	78	19	—	97
Total current liabilities	3,095	70	(1)	3,164

Long-Term Debt	1,129	295	—	1,424

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	339	—	—	339
Other	98	3	16	117
Total deferred credits and other liabilities	437	3	16	456

Liabilities Subject to Compromise	14,487	—	(24)	14,463

Preferred Redeemable Stock Subject to Compromise	279	—	—	279

Common Stockholders’ Equity (Deficit)
Common stock	1	14	(14)	1
Additional paid-in capital	1,501	104	(104)	1,501
Accumulated deficit	(5,426)	375	(375)	(5,426)
Accumulated other comprehensive income (loss)	(1,565)	(3)	3	(1,565)
Treasury stock	(1,013)	(16)	16	(1,013)
Total common stockholders’ equity (deficit)	(6,502)	474	(474)	(6,502)
Total Liabilities and Stockholders’ Equity (Deficit)	$12,925	$842	$(483)	$13,284

Schedule 3

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended February 28, 2006

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Cash Flows from Operating Activities
Net income (loss)	$(496)	$(13)	$13	$(496)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44	2	—	46
Pension and other postretirement benefit contributions less than expense	29	—	—	29
Changes in certain assets and liabilities	28	11	—	39
Reorganization items	431	—	—	431
Other, net	32	2	(13)	21
Net cash provided by (used in) operating activities	68	2	—	70

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	(4)	—	—	(4)

Cash Flows from Investing Activities
Capital expenditures	(85)	—	—	(85)
Proceeds from sales of short-term investments	(16)	—	—	(16)
Decrease (increase) in restricted cash, cash equivalents and short-term investments	(38)	1	—	(37)
Other, net	—	(1)	—	(1)
Net cash provided by (used in) investing activities	(139)	—	—	(139)

Cash Flows from Financing Activities
Proceeds from long-term debt	72	—	—	72
Payments of long-term debt and capital lease obligations	(49)	(2)	—	(51)
Net cash provided by (used in) financing activities	23	(2)	—	21

Increase (Decrease) in Cash and Cash Equivalents	(52)	—	—	(52)

Cash and cash equivalents at beginning of period	786	35	—	821
Cash and cash equivalents at end of period	$734	$35	$—	$769

Cash and cash equivalents and unrestricted short-term investments at end of period	$1,315	$35	$—	$1,350

Schedule 4

Northwest Airlines Corporation

(Debtor-In-Possession)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2006

Ordinary Course Professional	Amount Due for Services Rendered the month ended February 28, 2006		Amount Due for Services Rendered Case to Date	Amount Paid to Firm for the month ended February 28, 2006	Amount Paid to Firm Case to Date
A&S Associate	$—		$—	$—	$—
Alan Tilles - Shulman, Rogers, Gandal	6,000		14,901	—	—
Alfredo Sanchez Navarro	—		—	—	—
Anagnostopoulos, Bazinas, Fifis	—		—	—	—
APA Law Office	—		—	—	—
ApplEcon, LLC	—		—	—	—
Arvode	—		6,000	—	—
Baker & Hostetler LLP	—		470	—	—
Baker & McKenzie	3,129		17,729	2,039	2,039
Baker Botts	—		36,522	12,163	13,134
Baker, Donelson, Bearman, Caldwell & Berkowitz	18,000		100,983	—	82,739
Barger & Wolen LLP	—		—	—	—
Barnes & Thornburg	—		155	—	155
Barrosa & Porciuncula Law Office	—		—	—	—
Barry Hirsch, Ph.D.	—		—	—	—
Beck & Tysver	—		2,562	—	—
Bernard Haberman	—		650	—	750
Bersenas Jacobsen Chouest Thomson Blackburn LLP	—		1,868	949	1,869
Bingham McCutchen LLP	—		2,679	543	1,929
Blank Rome LLP	—		—	—	—
Bonner & Borhart, LLP	13,519		88,369	5,994	74,851
Brief, Justice, Carmen & Kleiman LLP	—		4,938	1,470	4,710
Briggs & Morgan	610,000	(1)	1,091,011	127,013	127,013
Bryan Cave Strategies	25,000		138,508	50,000	138,508
Buchman Law Firm, LLP	—		838	180	733
Capitol Tax Partners	15,000		83,000	—	68,000
Cathy Abernathy Consultants	15,419		84,090	15,403	68,671
Cauthen Forbes & Williams	5,000		27,667	—	22,667
Clark & Company	—		9,693	—	2,405
Clark & Knasel, P.C.	—		408	—	408
Condon & Forsyth LLP	—		8,017	876	876
Crowell & Moring	—		1,366	—	—
D L Rothberg & Associates, PC	—		3,846	—	—
Daugherty, Fowler, Peregrin & Haught	—		66,215	12,922	12,922
David Fernandez	—		224	—	—
David Keltie Associates	—		—	—	—
Davis, Wright, Tremaine LLP	—		—	—	—
Deacons	—		1,186	—	—
Dechert LLP	—		—	—	—
Deloitte & Touche	—		582,000	—	—
Dharmniti Auditing Co., Ltd	—		—	—	—
Dickinson, Wright PLLC	—		7,431	—	—
Domnern, Somgiat Boonma	—		—	—	—
Dr. Zanick - Park Nicollet	35,417		195,972	141,667	160,555
Drinker Biddle	—		—	—	—
Ducharme, McMillen & Associates	—		245,844	—	—
Dudley Topper	—		44	—	—
Econ One	—		—	—	—
Eric Johnson	4,000		22,133	4,000	18,133
Erin Kelly	2,064		11,930	4,200	10,865
Farris, Mathews, Branan, Bobango, Hellen & Dunlap PLC	—		—	—	—
Fasken, Martineau, DuMoulin LLP	—		20,530	6,490	9,156
Fierce Isakowitz & Blalock	20,306		102,123	20,307	102,124
Fisher & Phillips LLP	—		—	—	—
Foley Hoag LLP	—		4,193	—	4,193
Follosco Morallos & Herce	—		—	—	—
Ford & Harrison	—		—	—	—
Fredrikson & Byron	—		43,038	1,338	5,816
Fried, Frank, Harris, Shriver & Jacobson	—		—	—	—

(1)   Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

Northwest Airlines Corporation

(Debtor-in-Possession)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2006

Ordinary Course Professional	Amount Due for Services Rendered the month ended February 28, 2006	Amount Due for Services Rendered Case to Date	Amount Paid to Firm for the month ended February 28, 2006	Amount Paid to Firm Case to Date
Friedman, Suder & Cooke	$—	$7,500	$—	$—
Fujikura Clinic	—	—	—	—
Gale Rubenstein	—	—	—	—
Goldfarb & Lipman	—	4,134	184	3,720
Grant Thornton	—	—	—	—
Greenberg Traurig, LLP	—	—	—	—
Halleland, Lewis, Nilan, Sipkins and Johnson	—	—	—	—
Healthy Medicine Society	—	—	—	—
Hocker Rueb Doeleman	—	1,960	—	—
Holland & Hart LLP	—	259	—	259
Honigman, Miller, Schwartz & Cohn	—	42,431	3,029	26,987
Hughes, Hubbard & Reed LLP	—	5,048	—	—
Inoue Public Relations, Inc.	12,775	51,252	9,407	38,477
Ion Global Hong Kong	—	—	—	—
ITA, LLC	—	—	—	—
Jackson & Kelly PLLC	—	4,483	—	1,182
Jackson, Lewis LLP	—	—	—	—
Jacob & Weingarten	—	3,837	1,871	3,557
James Ashe-Taylor	—	—	—	—
James Gillula, Ph.D.	—	—	—	—
Jenkens & Gilchrist	—	—	—	—
Jessika Li-Juan Ko	—	6,814	—	386
Jockman Linguistic Services	—	—	—	—
John Holden	4,125	24,014	4,200	19,889
John Trerotola	6,500	33,435	6,717	26,935
Jorge de Regil	—	—	—	—
Kathrun Mary Rios	1,260	15,854	1,995	14,594
Kaufman & Canoles	—	2,554	—	244
Kenney & Markowitz	—	553	553	553
Kiesewetter, Wise, Kaplan, Schwimmer & Prather,	—	235	—	131
Kilpatrick Stockton LLP	—	4,394	—	2,672
Kim & Chang	—	7,320	—	—
King & Spalding	49,000	278,717	16,154	140,704
Kirkland & Ellis LLP	—	20,399	2,001	12,332
KPMG	—	—	—	—
Larson Allen	—	33,807	—	25,098
Lee and Li	—	176	—	—
Leonard, Street and Deinard	7,000	35,888	4,313	16,900
Lewis, Fisher, Henderson, Claxton & Mulroy, LLP	—	—	856	3,752
Lommen Nelson Law Firm	—	500	—	500
Low Yeap Toh & Goon	—	—	—	—
Loyens & Loeff	—	2,052	—	—
Luis Arguelles	—	—	—	—
Maria Elisa Ramirez	—	—	—	—
Marr Hipp Jones & Wang, LLLP	—	1,953	81	731
Masaaki Hasegawa	—	—	—	—
Maxwell & Milder	—	45,333	—	15,333
McKool Smith	—	1,137	—	1,137
Mercer	776	18,529	10,699	12,174
Michael L. Wachter, Ph.D.	—	3,600	—	3,600
Miller, Canfield, Paddock & Stone	—	503	—	310
Miller Thomson Pouliot LLP	—	531	—	—
MindShare Japan	—	—	—	—
Morrison, Cohen, Singer & Weinstein	—	1,432	—	432
Muchmore Harrington Smalley & Associates	—	—	—	—
Nagashima Ohno & Tsunematsu	—	104,212	—	—
New-Tech International	—	3,715	—	—
Nielsen, Merksamer, Parrinello, Mueller & Naylor LLP	—	—	—	—

(1)   Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

Northwest Airlines Corporation

(Debtor-in-Possession)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2006

Ordinary Course Professional	Amount Due for Services Rendered the month ended February 28, 2006	Amount Due for Services Rendered Case to Date	Amount Paid to Firm for the month ended February 28, 2006	Amount Paid to Firm Case to Date
Nixon Peabody LLP	$—	$—	$—	$—
Nutter, McClennen & Fish	—	10,451	1,033	2,799
Ogletree, Deakins, Nash, Smoak & Stewart PC	33,000	52,871	8,873	13,970
Oglivy & Mather Japan	—	—	—	—
O’Keefe Lyons & Hynes, LLC	—	—	15,833	15,833
O’Melveny & Myers LLP	25,000	225,904	14,097	14,097
ORC Worldwide	4,870	8,980	8,980	8,980
Orrick, Herrington & Sutcliffe, LLP	—	1,656	—	1,656
Osborn Maledon, P.A.	—	—	—	—
Patrick Mirandah Co.	—	535	—	—
Paula Forbes	—	12,543	—	11,983
Perkins Coie	—	—	—	—
Piper Rudnick LLP	24,530	164,812	7,233	113,673
Poblandor Bautista & Reyes Law Offices	—	—	—	—
Preston, Gates & Ellis	—	—	—	—
PriceWaterhouseCoopers	—	—	—	—
Proskauer Rose LLP	—	4,461	—	2,958
Quarles & Brady LLP	3,000	68,916	54,460	62,455
Quisumbing, Torres & Evangelista	—	1,043	—	—
Richard Hohlt & Associates	5,000	25,000	—	15,000
Richard, Layton & Finger	—	1,311	—	—
Riches, McKenzie & Herbert	—	179	—	179
Rinku Town Clinic	—	—	—	—
Robbins, Russell, Englert, Orseck & Untereir LLP	105	17,685	621	17,580
Robert Brodin	40,000	221,333	80,000	221,333
Roberta Herbst	—	12,510	—	9,292
Ron Jerich & Associates	4,000	8,000	—	4,000
Ryan & Company	—	—	—	—
Samil Accounting Corp.	—	—	—	—
Samjong Accounting Corporation	—	—	—	—
Samsin HR Korea	—	—	—	—
Seer Consulting	—	—	—	—
Sherman & Howard L.L.C.	—	589	—	589
Shook, Hardy & Bacon LLP	—	—	—	—
Shook Lin & Bok	—	—	—	—
Shumaker and Sieffert	600	11,543	8,363	8,363
Sidley, Austin, Brown & Wood LLP	—	14,352	—	7,159
Siegel Moses & Schoenstadt	—	—	—	—
Skene Law Firm, P.C.	—	—	—	—
SMC Investigations, LLC	—	—	—	—
Smith & Williams	—	—	—	—
Sonier Poulain & Associates	—	—	—	—
Steptoe & Johnson	—	—	—	—
Stikeman Elliot LLP	—	1,232	1,232	1,232
Stinson, Morrison Hecker	—	—	—	—
Strategic Federal Affairs	10,000	55,333	—	20,000
Sullivan & Baldick	25,000	159,910	25,064	100,310
Sullivan & Cromwell	—	—	—	—
Sunrise Research	1,000	9,200	—	4,200
Susman Godfrey	—	12,222	—	—
Sycip Gorres Velayo & Co.	—	—	—	—
Sycip Salazar Hernandez & Gatmaitan	—	5,755	—	—
Symphony Incorporations	—	181	—	—
The Capitol Group LLC	2,000	11,067	—	9,067
TheMIGroup	—	—	—	—

(1)   Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

Northwest Airlines Corporation

(Debtor-in-Possession)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2006

Ordinary Course Professional	Amount Due for Services Rendered the month ended February 28, 2006	Amount Due for Services Rendered Case to Date	Amount Paid to Firm for the month ended February 28, 2006	Amount Paid to Firm Case to Date
Theresa Schulz	$—	$9,783	$2,800	$7,875
Torkildson, Katz, Fonseca, Jaffe, Moore and Hetherington	—	—	—	—
Troutman Sanders LLP	23,500	113,795	—	632
Ushijima, Teramae & Wade Law Firm	—	11,458	—	—
Van Mens & Wesselink	—	15,898	—	—
Vaughan & Murphy	—	—	—	—
Vaughn-Lee & Associates	—	3,940	—	3,940
Venable LLP	—	2,700	851	2,228
Vercruysse, Murray & Calzone	8,759	15,917	2,651	6,338
Vertex Tax Technology Enterprise	1,414	11,083	9,668	9,668
Virtual Communications, Inc.	—	—	—	—
Ward & Olivo	4,000	46,283	—	21,044
Wiener & Associates	2,000	11,067	—	9,067
White & Case	—	7,475	—	—
Wiggin & Nourie, P.A.	—	877	—	805
Wiley Rein & Fielding LLP	—	35,246	—	—
Winterbauer & Diamond PLLC	—	2,358	—	358
Winthrop & Weinstine	4,000	8,000	4,000	4,000
Yoshie Ogawa	10,833	68,954	2,067	58,121
Zuckert, Scoutt & Rasenberger LLP	5,000	46,739	3,734	15,337

TOTALS	$1,091,901	$5,328,841	$721,174	$2,113,931

(1)   Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.